UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2017

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1430 U.S. Highway 206, Suite 200, Bedminster, NJ	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement.

On June 24, 2017, our Board of Directors approved a form of indemnification agreement to be entered into with our current and future directors and officers. We have entered into, or will be entering into, the indemnification agreement with each of our directors and executive officers as well as the individuals elected to the Board and identified in Item 5.02 below. The indemnification agreement supersedes our previous form of indemnification agreement.

The indemnification agreement provides, among other things, that we will indemnify indemnitees to the fullest extent permitted by law. The indemnification agreement provides procedures for the determination of an indemnitee’s right to receive indemnification and the advancement of expenses. Subject to the express terms of the indemnification agreement, our obligations under the indemnification agreement continue even after an indemnitee ceases to be a director or officer of our company.

The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form indemnification agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2017, our Board of Directors elected Mehmood Khan and Steven W. Lefkowitz as directors, effective June 26, 2017, each to serve until the 2018 annual meeting or until their respective successors are duly elected and qualified.

In addition, directors Michael George and Taunia Markvicka announced their resignations from the Board of Directors, effective June 26, 2017.  Their resignations were not related to any disagreement with our company on any matter relating to our operations, policies or practices.

In addition, Gary A. Gelbfish, M.D., has been appointed by our largest shareholder Elliott Management as an observer to our Board of Directors. The appointment was made pursuant to a letter agreement, dated March 3, 2015, between us and Manchester Securities Corp., an affiliate of Elliott Management, which letter agreement was entered into as part of the backstop financing made available to us by Manchester Securities Corp. in March 2015.

Dr. Khan currently serves as Vice Chairman (since January 2015) and Chief Scientific Officer of Global Research and Development (since December 2007) for PepsiCo, where he leads global R&D and oversees the company’s 2025 sustainability agenda, which includes plans for the further transformation of its current food and beverage portfolio as well as expansion of offerings containing positive nutrition with a focus on reaching more underserved communities and consumers with healthier choices. Prior positions at PepsiCo include Chief Executive Officer, Global Nutrition Group from January 2011 to September 2013. Previously, Dr. Khan served as Head of Medical Affairs and then President of Takeda Pharmaceuticals’ Global Research & Development Center from January 2002 to December 2007, where he created and maintained a budget in excess of $1 billion for the company’s global R&D pipeline excluding Japan, leading a team of thousands including outsourced staff. Earlier in his career Dr. Khan was a faculty member at the Mayo Clinic and Mayo Medical School in Rochester, Minnesota, serving as Director of the Diabetes, Endocrine and Nutritional Trials Unit in the division of endocrinology. Prior to the Mayo Clinic, Dr. Khan spent nine years leading programs in diabetes, endocrinology, metabolism, and nutrition for the Hennepin County Medical Center in Minneapolis. His practice included extensive work with patients with diabetes requiring hemodialysis as well as parenteral nutrition. Dr. Khan also currently serves as a member of the board of directors for HemoShear Therapeutics, a biotechnology company focused on discovering novel biological targets and developing drugs to treat rare juvenile metabolic disorders. He earned his medical degree from the University of Liverpool Medical School, England.

Mr. Lefkowitz has been the President and Founder of Wade Capital Corporation a financial advisory services company, since June 1990.  He was a director of CorMedix from August 2011 to June 2016. Mr. Lefkowitz has been a director of Franklin Credit Management Corporation, formerly known as Franklin Credit Holding Corporation, a public specialty consumer finance company since 1996, a director of AIS, RE, a privately held reinsurance company since 2001 and a director and chairman of the board of MedConx, Inc., a privately held medical devices connector company since 2007. Mr. Lefkowitz received his A.B. from Dartmouth College in 1977 and his M.B.A. from Columbia University in 1985.

Dr. Gelbfish has been in private practice as a vascular surgeon since 1990. Dr. Gelbfish has practiced vascular surgery at Beth Israel Hospital since 1990, and has practiced vascular surgery at New York University Downtown Hospital since 2003. Since 1997, Dr. Gelbfish has served as an Assistant Clinical Professor of Surgery at Mt. Sinai Hospital. Dr. Gelbfish received a B.S. from Brooklyn College, holds an M.D. from Columbia University, and completed his fellowship in vascular surgery at Maimonides Medical Center. Dr. Gelbfish was a director of CorMedix from December 2009 to June 2014.

Pursuant to our director compensation program, each of Dr. Khan and Mr. Lefkowitz were granted options to purchase 75,000 shares of our common stock upon the effectiveness of their election, which will vest one third each on the date of grant and the first and second anniversaries of the grant date.

There are no arrangements or understandings between Dr. Khan or Mr. Lefkowitz and any other person pursuant to which any of them was appointed as a director of our Board and there are no related party transactions between either Dr. Khan or Mr. Lefkowitz and our company.

Item 8.01. Other Events.

On June 26, 2017, we issued a press release to report the resignation and election of the directors identified in Item 5.02. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement.

99.1	Press release of CorMedix Inc. issued June 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: June 27, 2017	By:	/s/ Robert W. Cook
Name: Robert W. Cook
Title: Chief Financial Officer